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                                                                     EXHIBIT 5.1

                         BONDY & SCHLOSS LLP LETTERHEAD

                                                                October 16, 1997

MSU Corporation
Elder House
526-528 Elder Gate
Central Milton Keynes, MK9 1LR
England

     Re: Registration Statement on Form S-1 of MSU Corporation

Ladies and Gentlemen:

     We have acted as counsel to and for MSU Corporation, a Florida corporation (the "Company"), in connection with the preparation and filing of a Registration Statement on Form S-1 (Registration No. 33-28622-A), together with any and all exhibits and schedules attached thereto (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to $2,299,750 10% Secured Convertible Promissory Notes due July 1, 1998 (the "Notes"), 45,000 Common Stock Purchase Warrants (the "Warrants"), 115,000 Stock Options (the "Options"), 926,583 shares of Common Stock underlying the Notes, Warrants and Options and 916,744 shares of Common Stock.

     We have examined the Company's Certificate of Incorporation, as amended, By-laws, resolutions of the Board of Directors of the Company and such other items we deem material to this opinion.

     Based upon the foregoing information and examination, it is our opinion that the shares of Common Stock of the Company covered by the Registration Statement have been duly authorized and, when sold, issued and paid for, will be validly issued, fully paid and nonassessable.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement and we further consent to the reference under the caption "Legal Matters" in the Prospectus which forms a part of the Registration Statement to the fact that this opinion concerning the validity of the issue has been rendered by us.

                                          Very truly yours,

                                          /s/ BONDY & SCHLOSS LLP

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                                          BONDY & SCHLOSS LLP